UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 3, 2015

IKANOS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-51532	73-1721486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)
(510) 979-0400
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01	Other Events.

On March 5, 2015, Ikanos Communications, Inc. (the “Company”) announced that it has received notice from The NASDAQ Stock Market (“NASDAQ”) confirming that the Company has regained compliance with the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market.

The Company had previously announced that it had received notice from NASDAQ that the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement and, as a result, the Company was not in compliance with Listing Rule 5550(a)(2) (the “Rule”). The Company was provided with 180 days, or until September 15, 2014, to regain compliance with the Rule. On September 16, 2014, the Company was notified by NASDAQ that it was eligible for an additional 180 calendar day period, or until March 16, 2015, to meet the minimum $1.00 bid price per share requirement for The NASDAQ Capital Market. Following the reverse stock split that was effective as of February 13, 2015, NASDAQ on March 3, 2015, confirmed to the Company that, as a result of the Company’s common stock closing with a bid price of at least $1.00 for at least 10 consecutive days, that the Company has regained compliance with the minimum bid price rule and the matter is now closed.

A copy of the Company’s press release is filed herewith as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release issued by Ikanos Communications, Inc. dated March 5, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 5, 2015

IKANOS COMMUNICATIONS, INC.

By:	/s/ ANDREW S. HUGHES
Andrew S. Hughes Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release issued by Ikanos Communications, Inc. dated March 5, 2015.